                      [Letterhead of BK Associates, Inc.]

                                                                    Exhibit 23.5

December 16, 1998


America West Airlines, Inc.
51 West Third Street
Tempe, AZ  85281


Re:      America West Airlines, Inc.
         Pass Through Certificates, Series 1998-1


Ladies & Gentlemen:

         We consent to the reference to our name in the text under the headings "Risk Factors - Risk Factors Relating to the Certificates and the Exchange Offer
- Possible Effects if Aircraft Appraisals do not Correspond to the Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals - The Appraisals", "Experts" and "Appendix II - Appraisal Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission. We also consent to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.


                                        Sincerely,


                                        BK ASSOCIATES, INC.
                                        /s/ John F. Keitz
                                        John F. Keitz
                                        President
                                        ISTAT Senior Certified Appraiser

JFK/kf